                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _______________________


                                   FORM T-1

                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
              TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                            ______________________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


           New York                                            13-5160382
  (Jurisdiction of incorporation                           (I.R.S. employer
  if not a U.S. national bank)                            identification no.)

  48 Wall Street, New York, New York                              10286
  (Address of principal executive offices)                      (Zip Code)

                           APPALACHIAN POWER COMPANY
              (Exact name of obligor as specified in its charter)


            Virginia                                            54-0124790
  (State or other jurisdiction of                            (I.R.S. employer
  incorporation or organization)                            identification no.)

      40 Franklin Road, S.W.
              Roanoke, VA                                          24011
(Address of principal executive offices)                         (Zip Code)

                           _________________________



                                Debt Securities
                      (Title of the indenture securities)
*Specific title(s) to be determined in connection with sale(s) of Debt
 Securities

                                    GENERAL

ITEM 1. General Information.

           Furnish the following information as to the Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of   2 Rector Street, New York, N.Y. 10006,
New York                                  and Albany, N.Y. 12203
Federal Reserve Bank of New York          33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation     Washington, D.C. 20549
New York Clearing House Association       New York, N.Y.


     (b) Whether it is authorized to exercise corporate trust powers:

       Yes.

ITEM 2. Affiliations with Obligor

 If the obligor is an affiliate of the trustee, describe each such affiliation.

 None. (See Note on page 2.)

                         _____________________________
ITEM 16. List of Exhibits:

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

 1. - A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

 4. - A copy of the existing By-laws of the Trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

 6. - The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1, Registration Statement No. 33-44051.)

 7. - A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (See Exhibit 7 to Form T-1, Registration Statement No. 33-55379.)

                                       1
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                                     NOTE
                                     ----

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                          __________________________

                                   SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17th day of December, 1997.


                                        The Bank of New York


                                        By:  /s Paul J. Schmalzel
                                           ___________________________
                                           Paul J. Schmalzel
                                           Assistant Vice President

                                                                       Exhibit 7

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                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS                                    in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin.....................   $ 7,769,502

  Interest-bearing balances.............     1,472,524
Securities:
  Held-to-maturity securities...........     1,080,234
  Available-for-sale securities.........     3,046,199
Federal funds sold and Securities pur-
chased under agreements to resell.......     3,193,800
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................35,352,045
  LESS: Allowance for loan and
    lease losses ..............625,042
  LESS: Allocated transfer risk
    reserve........................429
    Loans and leases, net of unearned
    income, allowance, and reserve          34,726,574
Assets held in trading accounts.........     1,611,096
Premises and fixed assets (including
  capitalized leases)...................       676,729
Other real estate owned.................        22,460
Investments in unconsolidated
  subsidiaries and associated
  companies.............................       209,959
Customers' liability to this bank on
  acceptances outstanding...............     1,357,731
Intangible assets.......................       720,883
Other assets............................     1,627,267
                                           -----------
Total assets............................   $57,514,958
                                           ===========

LIABILITIES
Deposits:
  In domestic offices...................   $26,875,596
  Noninterest-bearing ......11,213,657
  Interest-bearing .........15,661,939
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs......    16,334,270
  Noninterest-bearing .........596,369
  Interest-bearing .........15,737,901

Federal funds purchased and Securities
  sold under agreements to repurchase.       1,583,157
Demand notes issued to the U.S.
  Treasury..............................       303,000
Trading liabilities.....................     1,308,173
Other borrowed money:
  With remaining maturity of one year
    or less.............................     2,383,570
  With remaining maturity of more than
one year through three years............             0
  With remaining maturity of more than
    three years.........................        20,679
Bank's liability on acceptances exe-
  cuted and outstanding.................     1,377,244
Subordinated notes and debentures.......     1,018,940
Other liabilities.......................     1,732,792
                                           -----------
Total liabilities.......................    52,937,421
                                           -----------

EQUITY CAPITAL
Common stock............................     1,135,284
Surplus.................................       731,319
Undivided profits and capital
  reserves..............................     2,721,258
Net unrealized holding gains
  (losses) on available-for-sale
  securities............................         1,948
Cumulative foreign currency transla-
  tion adjustments......................   (    12,272)
                                           -----------
Total equity capital....................     4,577,537
                                           -----------
Total liabilities and equity
  capital ...........................      $57,514,958
                                           ===========


     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     Alan R. Griffith
     J. Carter Bacot
     Thomas A. Renyi          Directors

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